Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-239181

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JUNE 15, 2020)

Wesbanco, Inc.

$150,000,000

3.75% Fixed-to-Floating Rate Subordinated Notes due 2032

We are offering $150,000,000 aggregate principal amount of our 3.75% Fixed-to-Floating Rate Subordinated Notes due 2032, or the Notes. The Notes will mature on April 1, 2032. From and including March 23, 2022 to but excluding April 1, 2027, we will pay interest on the Notes semi-annually in arrears on each April 1 and October 1 at a fixed annual interest rate equal to 3.75%, commencing on October 1, 2022. From and including April 1, 2027 to but excluding the maturity date or earlier redemption date, the interest rate will reset quarterly to an annual interest rate equal to a benchmark rate (which is expected to be the then-current three-month Secured Overnight Financing Rate, or SOFR) plus a spread of 178.7 basis points, payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing on July 1, 2027. Notwithstanding the foregoing, if then-current three-month SOFR (or other applicable benchmark rate) is less than zero, three-month SOFR (or other applicable benchmark rate) shall be deemed to be zero.

We may, at our option beginning with the interest payment date of April 1, 2027 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes—Redemption” in this prospectus supplement. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve, (or, as and if applicable, the rules of any appropriate successor bank regulatory agency) to the extent then required under applicable laws or regulations, including capital regulations. The Notes will not be convertible or exchangeable.

The Notes will be unsecured subordinated obligations of Wesbanco, Inc. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including the deposit liabilities and claims of other creditors of our bank subsidiary, Wesbanco Bank, Inc. The Notes will not be guaranteed by any of our subsidiaries.

Currently, there is no public trading market for the Notes. We do not intend for the Notes to be listed on any securities exchange or quoted on a quotation system.

	Per Note	Total
Public offering price(1)	100.00%	$150,000,000
Underwriting discounts(2)	1.25%	$1,875,000
Proceeds to us, before expenses	98.75%	$148,125,000

(1)	Plus accrued interest, if any, from the original issuance date.
(2)	See the “Underwriting” section of this prospectus supplement for additional information regarding compensation to be paid to the underwriters.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (which, along with its successors, we refer to as DTC) and its participants against payment therefor in immediately available funds, on or about March 23, 2022.

None of the Securities and Exchange Commission, or the SEC, the Federal Deposit Insurance Corporation, or the FDIC, the Board of Governors of the Federal Reserve System or any state or other securities commission or any other federal regulatory agency has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours, and the Notes are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality or public or private insurer. Investing in the Notes involves risks. Potential purchasers of the Notes should consider the information set forth in the “Risk Factors” section beginning on page S-11 of this prospectus supplement, on page 2 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.

Lead Book-Running Manager

Keefe, Bruyette & Woods

                                 A Stifel Company

Active Book-Running Manager

RBC Capital Markets

Co-Manager

D.A. Davidson & Co.

The date of this prospectus supplement is March 18, 2022.

Prospectus Supplement

Prospectus

We have provided only the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither we nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither the delivery of this prospectus supplement nor sale of the Notes means that information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein is correct after their respective dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the notes in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and securities we may offer from time to time, some of which may not be relevant to this offering. This prospectus supplement describes the specific details regarding this offering. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer and sale are not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “Wesbanco,” the “Company,” “we,” “us” and “our” refer to Wesbanco, Inc. References to “Wesbanco Bank” or the “Bank” mean Wesbanco Bank, Inc., which is our wholly owned bank subsidiary.

Before you invest in the Notes, you should carefully read the registration statement (including the exhibits thereto) of which the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Incorporation by Reference.”

The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the Notes.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements in this prospectus supplement and the accompanying prospectus relating to Wesbanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this prospectus supplement and the accompanying prospectus should be read in conjunction with Wesbanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and documents subsequently filed by Wesbanco with the SEC, which are available at the SEC’s website, www.sec.gov, or at Wesbanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions, including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to Wesbanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve, the FDIC, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting Wesbanco’s operational and financial performance.

Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

Available information

We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet address is http://www.sec.gov. Our internet address is http://www.wesbanco.com. The information on our internet website is not a part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus supplement and the accompanying prospectus except to the extent updated and superseded by information contained in this prospectus supplement and the accompanying prospectus. Some information that we file with the SEC after the date of this prospectus supplement and until we sell all of the securities covered by this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus supplement, including between the date of this prospectus supplement and the date on which the offering of the securities under this prospectus supplement is terminated, except as noted in the paragraph below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•

The portions of our definitive proxy statement on Schedule 14A, filed on March  16, 2022, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	Our Current Reports on Form 8-K filed on February 22, 2022 and February 24, 2022.

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus supplement or the accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract, agreement or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the documents filed as exhibits to the registration statement of which the accompanying prospectus is a part.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Any documents incorporated by reference into this prospectus supplement and the accompanying prospectus are available without charge to you on the internet at www.wesbanco.com or by contacting Wesbanco, Inc., 1 Bank Plaza, Wheeling, WV 26003, Attention: Secretary; telephone number: (304) 234-9000. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we have incorporated by reference under “Where You Can Find More Information—Incorporation by Reference.”

THE COMPANY

Wesbanco is a bank holding company headquartered in Wheeling, West Virginia. Wesbanco provides a full range of financial services, including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. Wesbanco offers these services through two reportable segments, community banking and trust and investment services. Wesbanco operates one commercial bank, Wesbanco Bank, Inc. (the “Bank”). As of December 31, 2021, Wesbanco had $16.9 billion of consolidated total assets, $13.6 billion of deposits, $9.6 billion of loans and $2.7 billion of shareholders’ equity. Wesbanco’s main office is located at 1 Bank Plaza, Wheeling, West Virginia, 26003, and its telephone number is (304) 234-9000.

Wesbanco’s community banking segment offers services traditionally offered by full-service commercial banks, including commercial demand, individual demand and time deposit accounts, as well as commercial, mortgage and individual installment loans, and certain non-traditional offerings, such as insurance and securities brokerage services. The trust and investment services segment offers trust services as well as various alternative investment products including mutual funds.

Wesbanco offers additional services through its non-banking subsidiaries, Wesbanco Insurance Services, Inc., a multi-line insurance agency specializing in property, casualty, life and title insurance, with benefit plan sales and administration for personal and commercial clients, and Wesbanco Securities, Inc., a full service broker-dealer, which also offers discount brokerage services. Wesbanco Asset Management, Inc. holds certain investment securities in a Delaware-based subsidiary. Wesbanco Properties, Inc. holds certain commercial real estate properties. The commercial property is leased to Wesbanco Bank and to certain non-related third parties. Wesbanco Bank’s Investment Department also serves as investment adviser to a family of mutual funds, namely the “WesMark Funds.” The fund family is composed of the WesMark Large Company Fund, the WesMark Balanced Fund, the WesMark Small Company Fund, the WesMark Government Bond Fund, the WesMark West Virginia Municipal Bond Fund and the WesMark Tactical Opportunity Fund.

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Our internet address is www.wesbanco.com. The information on our internet website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about the Notes and this offering and is not complete. It does not contain all the information that may be important to you and that you should consider before making a decision to invest in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.” To the extent the following summary information is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Issuer	Wesbanco, Inc.

Securities Offered	3.75% Fixed-to-Floating Rate Subordinated Notes due 2032

Aggregate Principal Amount	$150,000,000

Issue Price	100.00%

Maturity Date	The Notes will mature on April 1, 2032.

Interest Rate	From and including March 23, 2022 to but excluding April 1, 2027 or the date of earlier redemption (the fixed rate period), the Notes will bear interest at a fixed annual rate of 3.75%, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2022. The last fixed rate interest payment date for the fixed rate period will be April 1, 2027.

From and including April 1, 2027 to but excluding the maturity date or earlier redemption date, a floating annual rate equal to the Benchmark rate, which is expected to be Three-Month Term SOFR, plus 178.7 basis points for each quarterly interest period during the floating rate period payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2027; provided, however, that in the event the Three-Month Term SOFR (or other applicable Benchmark rate) is less than zero, Three-Month Term SOFR (or other applicable Benchmark rate) shall be deemed to be zero.

For each interest period during the floating rate period, Three-Month Term SOFR means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Note—Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the Notes for each Interest Period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each Interest Period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes”) plus 178.7 basis points.

Interest Payment Dates	Until but not including April 1, 2027, we will pay interest on the Notes on April 1 and October 1 of each year, commencing October 1, 2022.

From and including April 1, 2027 to but excluding the maturity date or earlier redemption date, we will pay interest on the Notes on January 1, April 1, July 1 and October 1 of each year.

Record Dates

From April 1, 2022 to April 1, 2027, March 15 and September 15 of each year.

From April 1, 2027 to but excluding the maturity date or earlier redemption date, March 15, June 15, September 15 and December 15 each year.

Day Count Convention	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding April 1, 2027 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.

No Guarantees	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking	The Notes will be our unsecured subordinated obligations and:

will rank junior in right of payment to all of our existing and future Senior Indebtedness (as defined under “Description of the Notes”), all as described under “Description of the Notes—Subordination of the Notes” in this prospectus supplement;

•	will rank equal in right of payment and upon our liquidation with all of our existing and future unsecured subordinated indebtedness;

•	will rank senior to our obligations relating to any outstanding junior subordinated debt securities issued to our capital trust subsidiaries; and

•

will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course of business or otherwise.

As of December 31, 2021, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $14.2 billion, which includes approximately $13.6 billion of deposit liabilities, approximately $325.8 million of outstanding secured indebtedness that ranks structurally senior to the Notes and approximately $132.9 million of outstanding junior subordinated debt securities that rank junior to the Notes. The indenture governing the Notes will not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption	We may, at our option beginning with the interest payment date of April 1, 2027, and on any interest payment date thereafter, redeem the Notes, in whole or in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, including capital regulations, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to but excluding the date of redemption.

We may also redeem the Notes at any time, including prior to April 1, 2027, at our option, in whole but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, including capital regulations, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or a “1940 Act Event” (each as defined under “Description of the Notes”), in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes—Redemption” in this prospectus supplement.

Events of Default; Remedies	The Notes will contain customary payment, covenant and insolvency events of default. The Trustee and the holders of the Notes may not accelerate the maturity of the Notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the Notes will become immediately due and payable upon a declaration thereof by the Trustee or the holders of 25% in aggregate principal amount of the Notes. In the event of such an acceleration of the maturity of the Notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the Notes. For more information, see “Description of the Notes—Defaults; Events of Defaults; Limitation on Suits” in this prospectus supplement.

Sinking Fund	There is no sinking fund for the Notes.

Further Issuances	The Notes will initially be limited to an aggregate principal amount of $150,000,000. We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $147.7 million. We expect to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to repayment or redemption of existing outstanding indebtedness, funding the cash consideration components of future acquisitions, repurchases of our outstanding equity securities, potential capital expenditures and providing capital to support the lending, investing and other financial services activities of Wesbanco Bank. For more information, see “Use of Proceeds” in this prospectus supplement.

Form and Denomination	The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Listing	We do not intend to list the Notes on any national securities exchange or include the Notes in any automated dealer quotation system.

Governing Law	The Notes and the indenture governing the Notes will be governed by the laws of the State of New York.

Trustee	Wilmington Trust, National Association

Calculation Agent	We will appoint a calculation agent for the Notes (which may be us or an affiliate) prior to the commencement of the floating rate period. We will act as the initial calculation agent.

No Prior Market	The Notes will be new securities for which there is no existing market. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. We cannot assure you that an active or liquid market for the Notes will develop or be maintained.

Risk Factors

An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and “Item IA. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including risks related to the COVID-19 pandemic, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

RISK FACTORS

An investment in the Notes involves certain risks. Before making an investment decision, you should carefully consider the risks and uncertainties described below related to this offering, as well as the risk factors and other information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in other documents that we subsequently filed with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties of which management is not aware or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Disclosure About Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment in the Notes.

The Notes are unsecured and subordinated to our existing and future Senior Indebtedness.

The Notes will be our unsecured, subordinated obligations and will be subordinated in right of payment to all of our existing and future Senior Indebtedness (as defined under “Description of the Notes”), whether secured or unsecured, including claims of depositors and general creditors. As of December 31, 2021, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $14.2 billion, which includes approximately $13.6 billion of deposit liabilities, approximately $325.8 million of outstanding secured indebtedness that ranks structurally senior to the Notes and approximately $132.9 million of outstanding junior subordinated debt securities that rank junior to the Notes. We may incur substantial additional indebtedness, including additional Senior Indebtedness and indebtedness ranking senior to or on a parity with the Notes in the future.

In the event that we become insolvent, are placed in receivership or conservatorship, or are liquidated or reorganized, Senior Indebtedness and secured indebtedness will be entitled to be paid in full from our assets before any payment may be made with respect to the Notes. Holders of the Notes will participate in our remaining assets, if any, ratably with all holders of our unsecured, subordinated indebtedness that is on a parity with the Notes. In any of the foregoing events, we may not have sufficient assets to pay all amounts owing on the Notes and other parity indebtedness. See “Description of the Notes.”

The Notes are structurally subordinated to the obligations of our subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of our subsidiaries in the event of their liquidation or insolvency.

The Notes are unsecured, subordinated obligations solely of the Company and are not obligations of our subsidiaries or any of our affiliates. The Bank is a separate and distinct legal entity from the Company and its other subsidiaries. Our subsidiaries have no obligation to pay any amounts to the Company, including any dividends, to make any other distributions to the Company or to provide the Company with funds to meet any of its obligations. Our rights and the rights of our creditors, including the holders of the Notes, to participate in any distribution of the assets of our subsidiaries (either as a stockholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of any such subsidiary (and the consequent right of the holders of the Notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of such subsidiary, including depositors. As a consequence of the foregoing, the Notes are structurally subordinated to the liabilities of our subsidiaries.

We are a bank holding company and, therefore, may not be able to receive dividends from the Bank in amounts needed to service our debt.

State and federal laws and regulations may restrict the ability of the Bank to issue dividends to us. Similarly, state and federal laws and regulations place certain limitations and restrictions on the ability of the Bank to extend credit or otherwise advance funds to us, regardless of any earnings or income generated by it. Accordingly, holders of the Notes may have to rely solely on our assets and cash flow for payments of principal and interest, and not those of our subsidiaries. Our standalone assets and cash flow could be insufficient to make such payments on a timely basis or at all.

As a bank holding company, our ability to declare and pay interest and principal on the Notes is subject to Federal Reserve regulations and guidance regarding capital adequacy. Moreover, under the “source of strength” doctrine that was codified by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Federal Reserve policy, the Federal Reserve may require a bank holding company to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support. Such support may be required at times when a holding company may not otherwise be inclined to provide it. A bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary in order for such a plan to be accepted by the regulators. In the event of a bank holding company’s bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims, including the Notes.

The Notes are not savings accounts or deposits of any bank, are not insured by the FDIC or any other government agency, and are not guaranteed by any of our affiliates.

The Notes are unsecured, subordinated obligations solely of the Company. The Notes are not savings accounts or deposits of any bank, including the Bank, and are not insured by the FDIC or any other governmental agency. Accordingly, the Notes are subject to investment risk, including, without limitation, loss of principal. The Notes are not obligations of, nor are they guaranteed by, the Bank or any of the Bank’s affiliates or subsidiaries and may not be used as collateral for a loan from the Bank. There are no other arrangements that enhance the seniority of the Notes in relation to the Company’s senior indebtedness.

The Notes are subject to limited rights of acceleration and may only be accelerated in the event we are subject to any insolvency, receivership, conservatorship, liquidation or a similar proceeding.

Payment of principal of the Notes may be accelerated by the trustee or the holders of the Notes only in the event of insolvency, receivership, conservatorship, liquidation or similar proceeding of the Company. Thus, you have no right to accelerate the payment of principal of the Notes if the Company fails in the performance of any of its other obligations under the Notes. The Federal Reserve could seek to require us to obtain prior regulatory approval to pay interest on the Notes if our capital was determined to be insufficient by the Federal Reserve or would be deemed by the Federal Reserve insufficient upon such payment.

The limited covenants relating to the Notes do not protect you. We have the ability to issue additional subordinated notes or incur additional debt under the terms of the Notes or otherwise.

The covenants in the Notes are limited. The Notes do not limit the Company’s ability to issue additional subordinated notes or to incur additional debt, including Senior Indebtedness and other indebtedness of any type. Our incurrence of additional debt or liabilities may adversely affect our ability to pay our obligations on the Notes, the credit ratings on the Notes, and the liquidity and market values of our Notes. The Notes contain no restrictions on granting security interests or liens on our assets or issuing or repurchasing our other securities. As a result, the Notes generally do not protect you in the event of an adverse change in the Company’s financial condition or results of operations.

In addition, the Company is not required to maintain any financial ratios or specific levels of capital and surplus or liquidity in connection with the Notes. The Notes will not contain any provision that would provide protection to their holders against a decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring of the Company or its affiliates or significant sales of the capital stock by the holders of such stock or any other event involving the Company or its affiliates that may adversely affect the credit quality of the Company.

If an active and liquid trading market for the Notes does not develop or continue, the market price of the Notes may decline and you may be unable to sell your Notes.

The Notes are a new issue of securities for which there is currently no public market. We do not intend to list the Notes on any national securities exchange or include the Notes in any automated dealer quotation system. An active trading market may not develop for the Notes. The Notes may not be exchanged for denominations smaller than $1,000 to facilitate trading or otherwise. Although the underwriters have indicated that they intend to make a market in the Notes, they may, in their discretion, discontinue market making activities at any time. Even if a trading market for the Notes develops, the market may not be liquid or continue. If an active trading market does not develop or continue, you may be unable to resell your Notes or may only be able to sell them at a substantial discount from your purchase price.

Our credit ratings may not reflect all risks of an investment in the Notes.

Actual or anticipated changes in the credit ratings assigned to the Notes, if any, may not reflect all risks related to our business, the structure and other factors on any trading market, if any, for, or trading value of, the Notes. In addition, actual or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, the Notes. Moreover, ratings do not reflect market prices or suitability of a security for a particular investor. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances. Credit ratings are not a recommendation to buy, sell or hold any securities, including the Notes, and may be revised or withdrawn at any time by the credit rating organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Notes, based on their overall view of our industry. If a rating on the Notes, us or our other securities is lowered by a rating agency in the future, the trading price of the Notes could decline significantly.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

We believe that the value of the Notes in the secondary market, if any, will be affected by the supply and demand of the Notes, their interest rate, ranking and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe certain effects we anticipate on the market value of the Notes of a change in certain factors, assuming all other conditions remain constant.

We expect that the market value of the Notes will be affected by changes or anticipated changes in United States interest rates, including the shape of the yield curve. In general, for example, if United States interest rates increase, the market value of the Notes may decrease.

Actual or anticipated changes in our credit ratings, financial condition or results of operations may affect the market value of the Notes. See “—Our credit ratings may not reflect all risks of an investment in the Notes.”

The effect of any changes in such factors could be offset, in whole or in part, by other changes. For example, an improvement in our credit rating could be offset by increases in market interest rates.

We may be able to redeem the Notes at any time upon the occurrence of certain events.

By their terms, the Notes may be redeemed by us at any time upon the occurrence of certain events involving the capital or tax treatment of the Notes. In particular, upon our determination in good faith that an event has occurred that would constitute a Tax Event, Tier 2 Capital Event or 1940 Act Event (each as defined under “Description of the Notes”), we may, at our option, redeem in whole, but not in part, the Notes, subject to the approval of the Federal Reserve. See “Description of the Notes—Redemption.” If we redeem the Notes, you may not be able to reinvest the redemption price you receive in a similar security.

Investors should not expect us to redeem the Notes on the date they become redeemable or on any particular date after they become redeemable.

The Notes have no mandatory redemption date and are not redeemable at the option of investors. By their terms, the Notes may be redeemed by us at our option, either in whole or in part, on April 1, 2027 and on any interest payment date thereafter, or, in whole but not in part, within 90 days of the occurrence of a Tax Event, Tier 2 Capital Event or 1940 Act Event, as described below under “Description of the Notes—Redemption.” Any decision we may make at any time to propose a redemption of the Notes will depend upon, among other things, our evaluation of our capital position, including for capital ratio purposes, the composition of our stockholders’ equity and general market conditions at that time. In addition, our right to redeem the Notes is subject to limitations established by the Federal Reserve’s guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need regulatory approval to redeem the Notes. We cannot guarantee that the Federal Reserve would approve any redemption of the Notes that we may propose.

The amount of interest payable on the Notes will vary after April 1, 2027.

During the fixed rate period, the Notes will bear interest at a rate of 3.75% per annum. Thereafter, the Notes will bear interest at an annual floating rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 178.7 basis points, subject to the applicable provisions under “Description of the Notes—Payment of Principal and Interest.” The per annum interest rate that is determined at the reference time for the floating rate interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee, or ARRC, convened by the Federal Reserve and the Federal Reserve Bank of New York, or the FRBNY, announced SOFR as its recommended alternative to the London Interbank Offered Rate, or LIBOR, for U.S. dollar obligations. However, because SOFR is a broad U.S. Treasury repurchase agreement, or repo, financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking. Because of these and other differences, there is no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect holders of the Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, SOFR does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of, and market for the Notes.

Investors should not rely on indicative or historical data concerning SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of SOFR, when we refer to SOFR-linked Notes, we mean the Notes at any time when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is published by FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation, or the FICC, a subsidiary of The Depository Trust & Clearing Corporation, or DTCC). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.

FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations, and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices, or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect holders of the Notes.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation, or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period, which may adversely affect the trading prices of the Notes. Further, if the Benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the interest rate will be deemed to equal zero. In addition, once the Benchmark rate for the Notes for each interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the Notes shall accrue at such Benchmark rate for the applicable interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR will not have a material adverse effect on the yield on, value of, and market for the Notes.

The interest rate for the Notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the Notes, the interest rate on the Notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. On July 29, 2021, the ARRC formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates. Uncertainty surrounding the adoption and use of forward looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the floating rate period for the Notes, the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next available Benchmark Replacement).

Under the terms of the Notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as “Three-Month Term SOFR Conventions.” The calculation agent’s determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the Notes for each interest period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

Holders of the Notes will have no rights against the publishers of SOFR (or, if applicable, the Benchmark Replacement).

Holders of the Notes will have no rights against the publishers of SOFR (or, if applicable, the Benchmark Replacement), even though the amount they receive on each interest payment date after April 1, 2027 will depend on the level of Three-Month Term SOFR (or, if applicable, the Benchmark Replacement). The publishers of SOFR or any Benchmark Replacement rate are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.

Under the benchmark transition provisions of the Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body (such as the ARRC); (ii) ISDA; or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of, and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark rate that it is replacing.

Any market for the SOFR-linked debt securities may be illiquid or unpredictable.

Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or be sustained and, even if a trading market does develop, it may be illiquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the Notes, the trading price of the Notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the Notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

We, or an affiliate of ours, will or could have authority to make determinations and elections that could affect the return on, value of, and market for the Notes.

Under the terms of the Notes, we may make certain determinations, decisions, and elections with respect to the Benchmark rate on the Notes during the floating rate period, including, without limitation, any determination, decision, or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision, or election in our sole discretion, and any such determination, decision, or election that we make could affect the amount of interest that accrues on the Notes during any interest period in the floating rate period. If the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may assume the duties of calculation agent. We cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions, and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions, or elections could have a material adverse effect on the yield on, value of, and market for the Notes. All determinations, decisions, or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and estimated expenses, will be approximately $147.7 million. We expect to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to repayment or redemption of existing outstanding indebtedness, funding the cash consideration components of future acquisitions, repurchases of our outstanding equity securities, potential capital expenditures and providing capital to support the lending, investing and other financial services activities of Wesbanco Bank. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments.

CAPITALIZATION

The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of December 31, 2021:

•	on an actual basis; and

•	on an adjusted basis to give effect to the issuance and sale of the Notes offered hereby.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference into this prospectus supplement.

	As of December 31, 2021
	Actual	As Adjusted
	(In thousands, except share amounts)
Cash and cash equivalents	$1,251,358	$1,399,058
Liabilities:
Deposits	$13,565,863	$13,565,863
Federal Home Loan Bank borrowings	183,920	183,920
Other short-term borrowings	141,893	141,893
Subordinated debt and junior subordinated debt	132,860	132,860
Notes offered hereby	—	150,000
Accrued interest payable	1,901	1,901
Other liabilities	207,522	207,522

Total liabilities	14,233,959	14,383,959

Shareholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; 150,000 shares 6.75 % non-cumulative perpetual preferred stock, Series A, liquidation preference $150,000,000, issued and outstanding	144,484	144,484
Common stock, $2.0833 par value (100,000,000 shares authorized; 68,081,306 shares issued and 68,307,245 shares outstanding at December 31, 2021)	141,834	141,834
Capital surplus	1,635,642	1,635,642
Retained earnings	977,765	977,765
Treasury stock (5,774,061 shares, at cost)	(199,759)	(199,759)
Accumulated other comprehensive loss	(5,120)	(5,120)
Deferred benefits for directors	(1,680)	(1,680)

Total shareholders’ equity	2,693,166	2,693,166

Total liabilities and shareholders’ equity	$16,927,125	$17,077,125

Consolidated Capital Ratios:
Tier 1 leverage	10.02%	9.93%
Common equity Tier 1	12.77%	12.74%
Tier 1 capital to risk-weighted assets	14.05%	14.02%
Total capital to risk-weighted assets	15.91%	17.19%

DESCRIPTION OF THE NOTES

The Notes will be issued by us pursuant to an Indenture, to be dated as of March 23, 2022 (the “Base Indenture”), between us and Wilmington Trust, National Association, as trustee, which relates to subordinated debt securities that we may issue thereunder from time to time, as amended and supplemented by the First Supplemental Indenture, to be dated as of March 23, 2022 (the “First Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture,” and we refer to Wilmington Trust, National Association, in its capacity as the trustee for securities issued under the Indenture, as the “Trustee.” The Indenture will be subject to and will be governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed a form of the Base Indenture as an exhibit to the registration statement of which the accompanying prospectus forms a part.

The following description of the particular terms of the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our subordinated debt securities in the accompanying prospectus, to which description we also refer you. The accompanying prospectus sets forth the meaning of certain capitalized terms used but not defined herein.

The following is a brief summary of selected provisions of the Notes and the Indenture. It does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Notes and the Indenture. We urge you to read the Indenture and Notes because the Indenture and the Notes, and not this description, define the rights of holders of the Notes. Upon written or oral request to us at our address set forth under “Where You Can Find More Information,” we will provide at no cost to the requester copies of the Indenture and the Notes.

General

The Notes will be limited initially to $150,000,000 aggregate principal amount. The Notes will mature on April 1, 2032 (the “maturity date”) unless redeemed prior to such date as described below under “—Redemption.” There is no sinking fund for the Notes. The Notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of ours or any subsidiary of ours.

The maturity of the Notes may not be accelerated in the absence of certain Events of Default (as such term is defined in the Indenture). There is no right to accelerate the maturity of the Notes if we fail to pay interest on any Note for 30 days after such payment is due, fail to pay the principal on any Note when due, or fail to perform or breach any other covenant or warranty under any Note or in the Indenture. See “—Defaults; Events of Default; Limitation on Suits.”

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from the Bank. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to us. See “Part 1—Item 1—Business—Supervision and Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely our obligations and are neither obligations of, nor guaranteed by, our subsidiary bank, Wesbanco Bank, or any of our nonbank subsidiaries.

The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Principal and Interest

Payment of the full principal amount of the Notes will be due on April 1, 2032, unless redeemed prior to such date as described below under “ —Redemption.” Principal and, in the case of redemption, interest, if any, due on the maturity date or any earlier date of redemption will be payable against presentation and surrender of the Notes.

The Notes will bear interest (i) at an initial rate of 3.75% per year, payable semi-annually in arrears on April 1 and October 1 of each year (each, a “fixed rate interest payment date”), commencing on October 1, 2022, from and including March 23, 2022 to but excluding April 1, 2027 (the “First Reset Date”), and (ii) thereafter (the “floating rate period”) at an annual floating rate equal to the Benchmark (as defined below) rate (which is expected to be Three-Month Term SOFR (as defined below)) as determined for the applicable Interest Period (as defined below) plus a spread of 178.7 basis points, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on July 1, 2027. Notwithstanding the foregoing, in the event that Three-Month Term SOFR or the applicable Benchmark rate is less than zero, the Three-Month Term SOFR or the applicable Benchmark rate will be deemed to be zero.

Interest on the Notes will accrue from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes, to but excluding the applicable interest payment date or the maturity date or date of earlier redemption, if applicable (each, an “Interest Period”).

For the purpose of calculating the interest on the Notes for each Interest Period during the floating rate period when the Benchmark (as defined below) is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR (as defined below) for a tenor of three months that is published by the Term SOFR Administrator (as defined below) at the Reference Time (as defined below) for any Interest Period, as determined by the Calculation Agent (as defined below) after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. From the commencement of the floating rate period and as long as any of the Notes are outstanding, we shall take such actions as are necessary to ensure that there will be at all times a Calculation Agent appointed. For the avoidance of doubt, if at any time there is no appointed Calculation Agent, we will act as the Calculation Agent.

The Trustee will not be under any duty to succeed to, assume or otherwise perform any of the duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties under the Indenture.

The following definitions apply to the foregoing definition of Three-Month Term SOFR:

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time for any Interest Period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such Interest Period and any subsequent Interest Periods.

“Calculation Agent” means the agent appointed by us prior to the commencement of the floating interest rate period, which may include the Company or any of its affiliates, or any other successor appointed by us, to act as Calculation Agent.

“FRBNY’s Website” means the website of FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Interest Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all subsequent determinations of the interest rate on the Notes for each Interest Period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each Interest Period during the floating rate period will subsequently be an annual rate equal to the Benchmark Replacement plus 178.7 basis points.

The determination of Three-Month Term SOFR for each relevant Interest Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the First Reset Date will be maintained on file at the Calculation Agent’s principal offices, and will be provided to the Trustee.

The interest payable on the Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Notes are registered at the close of business on March 15 and September 15, whether or not a Business Day (as defined below), immediately preceding the applicable fixed rate interest payment date or on March 15, June 15, September 15 and December 15, whether or not a Business Day, immediately preceding the applicable floating rate interest payment date, as the case may be. Interest payable on an interest payment date will be made by wire transfer in immediately available funds in U.S. dollars at the corporate trust office of the Trustee or at the office of any other paying agent that we may designate or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the related holders. By its acquisition of the Notes, each holder of Notes (including, for the avoidance of doubt, each beneficial owner) will acknowledge, accept, consent to and agree to be bound by the Calculation Agent’s determination of the interest rate for each floating rate interest period, including the Calculation Agent’s determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from us or the Calculation Agent and without the need for us or it to obtain any further consent from any holder.

In the event that a fixed rate interest payment date or the maturity date or any earlier date of redemption falls on a day that is not a Business Day, then the amounts payable on such date will be paid on the next succeeding Business Day without the accumulation of additional interest. In the event that a floating rate interest payment date falls on a day that is not a Business Day, then such floating rate interest payment date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York or any place of payment are authorized or required by law or executive order to remain closed.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period, and interest will be computed on the basis of the actual number of days during the floating rate period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date (“Defaulted Interest”) will cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such Defaulted Interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed if such payment shall be deemed practicable by the Trustee.

If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “—Defaults; Events of Default; Limitation on Suits.”

No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, agent, officer or director, as such, past, present or future, of Wesbanco, Inc. or of any successor entity. The Indenture will contain no covenants or restrictions restricting the incurrence of debt by us or by our subsidiaries. The Indenture will contain no financial covenants and does not restrict us from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

Ranking

The Notes are our general unsecured, subordinated obligations and are:

•	junior in right of payment to all of our existing and future Senior Indebtedness as discussed below;

•	equal in right of payment and upon our liquidation with all of our existing and future unsecured subordinated indebtedness;

•	senior to our obligations relating to any outstanding junior subordinated debt securities issued to our capital trust subsidiaries;

•	effectively senior to our depositary shares; and

•

effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course of business or otherwise.

Subordination of the Notes

Our obligation to make any payment on account of the principal and interest on the Notes will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness. “Senior Indebtedness” will be defined in the Indenture and will include all of our:

•	indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, securities, notes, or other written instruments;

•	deferred obligations for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

•	obligations, contingent or otherwise, under letters of credit, bankers’ acceptances, security purchase facilities and similar transactions;

•	capital lease obligations;

•

obligations with respect to interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements;

•

guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the preceding bullets, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; and

•	any obligations of ours to our general creditors (as defined for purposes of the capital adequacy regulations of the Federal Reserve);

in each case, whether outstanding on the date that we enter into the Indenture or arising after that time, and other than obligations ranking equally with the Notes or ranking junior to the Notes.

All liabilities of the Bank and our other subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors, and liabilities arising during our subsidiaries’ ordinary course of business or otherwise, will be effectively senior to the Notes to the extent of the assets of such subsidiaries. As of December 31, 2021, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $14.2 billion, which includes approximately $13.6 billion of deposit liabilities, approximately $325.8 million of outstanding secured indebtedness that ranks structurally senior to the Notes and approximately $132.9 million of outstanding junior subordinated debt securities that rank junior to the Notes.

Over the term of the Notes, we will need to rely primarily on dividends from the Bank, which is a state chartered bank, to generate our cash flow to pay interest and principal on our outstanding debt obligations, and to make dividends to our stockholders and other payments on our other securities. Federal and state law and regulation impose certain restrictions on the ability of the Bank to pay dividends to us. See “Risk Factors” above. In addition, our transactions with the Bank are subject to a range of qualitative and quantitative restrictions, including restrictions on the ability of the Bank to make any extensions of credit to us or certain of our affiliates and to invest in our stock or securities. These restrictions prevent us from borrowing from the Bank unless the loans are secured by sufficient collateral and meet other criteria, and also limit the amount of the Bank’s transactions with us to a percentage of the Bank’s capital stock and surplus. These Bank dividend and affiliate transaction restrictions may limit our access to sufficient cash flow to make payments on the Notes.

In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition, or other similar proceeding relating to us or our property, any proceeding for the liquidation, dissolution, or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors or any other marshalling of our assets, all of our obligations to holders of our Senior Indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the Notes. Only after payment in full of all amounts owing with respect to Senior Indebtedness will the holders of the Notes, together with the holders of any of our obligations ranking on a parity with the Notes, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the Notes. In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on any Senior Indebtedness beyond any applicable grace period with respect to such Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or the Trustee or agent on behalf of the holders of such Senior Indebtedness), to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived, or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by us on account of the principal of, or interest on, the Notes.

Because we are a bank holding company, our right and the rights of our creditors, including holders of the Notes, to participate in any distribution of assets of any of our subsidiaries upon their liquidation, reorganization, dissolution, winding up or otherwise would be subject to the prior claims of creditors of that subsidiary (except to the extent that we are a creditor with a recognized claim). In the event of any such distribution of assets of the Bank due in part to its status as an insured depository institution, the claims of depositors and other general or subordinated creditors of the Bank would be entitled to priority over claims of shareholders the Bank, including us as its parent holding company and any creditor of ours, such as holders of the Notes. As of December 30, 2021, the Bank had approximately $13.6 billion of deposit liabilities, approximately $183.9 million of Federal Home Loan Bank advances and approximately $141.9 million of other liabilities to which the Notes will be structurally subordinated.

In the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors.

The Notes do not contain any limitation on the amount of Senior Indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that may be hereafter incurred by us or our subsidiaries.

No Additional Amounts

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Material U.S. Federal Income Tax Consequences.”

Redemption

We may, at our option, beginning with the interest payment date of April 1, 2027, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the Notes, in whole or in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, including capital regulations, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before April 1, 2027, in whole but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, including capital regulations, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption upon the occurrence of:

•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that as a result of: (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies, or guidance with respect thereto that is announced after the initial issuance of the Notes, in each case, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as Tier 2 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Note is outstanding; or

•	a “1940 Act Event,” defined in the Indenture to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the event of any redemption of the Notes, a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) shall be delivered to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the Federal Reserve’s rules regarding capital adequacy, as the same may be amended or supplemented from time to time. These regulations set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated and junior in right of payment to our bank subsidiary’s obligations to its depositors and to our general creditors;

•

not contain provisions permitting the holders of the Notes to accelerate payment of principal or interest prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of us or the Bank; and

•

only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator.

Defaults; Events of Default; Limitation on Suits

Under the Indenture, an event of default will occur with respect to the Notes only: (i) if we fail to pay interest on the Notes as and when due and such failure continues for 30 days; (ii) if we fail to pay the principal of the Notes as and when due; (iii) if we breach any covenant or agreement contained in the Indenture and such failure continues for 90 days following notice of the same; (iv) if a court enters an order in an involuntary bankruptcy or insolvency proceeding with respect to us that continues unstayed and in effect for a period of 60 consecutive days; (v) if we commence a bankruptcy or insolvency proceeding, consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding, consent to the appointment of a receiver, liquidator or similar official, make a general assignment for the benefit of creditors, or fail generally to pay our debts as they become due; or (vi) in the event of an appointment of a receiver, conservator or similar official for our principal banking subsidiary, Wesbanco Bank.

If an event of default listed in item (iv), (v) or (vi) above occurs and is continuing, the principal amount and interest shall become immediately and automatically due and payable upon a declaration by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our non-performance of any other obligation under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes when due and payable, and such default continues for a period of 30 consecutive days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

The Indenture will provide that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, or direction of any of the holders of Notes, unless such holders shall have provided to the Trustee indemnity or security acceptable to the Trustee against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing default with respect to the Notes;

•

the holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such default in its own name as Trustee under the Indenture;

•	such holder or holders have provided to the Trustee indemnity acceptable to the Trustee against the costs, expenses, and liabilities which may be incurred in complying with such request;

•	the Trustee for 60 days after its receipt of such notice, request, and indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been received by the Trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture will provide that no one or more of such holders shall have any right under the Indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

Modification and Waiver

The Indenture will provide that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the maturity date of the principal of, or any installment of interest on, any Note;

•	reduce the principal amount or rate of interest of any Note;

•

reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required to modify or amend the Indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain defaults and the consequences thereof under the Indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

•	modify the provisions of the Indenture with respect to subordination of the Notes in a manner adverse to the holders of the Notes; or

•

provide for any Three-Month Term SOFR Conventions or for the application of a Benchmark Replacement and related Benchmark Replacement Adjustments and/or to implement any Benchmark Replacement Conforming Changes (or in anticipation thereof).

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance, or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so, after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes, sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the maturity date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the IRS or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940, as amended. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the original issue date of the Notes the Federal Reserve no longer requires that defeasance of the Notes be subject to Federal Reserve approval in order for the Notes to be accorded Tier 2 Capital treatment, then no such approval of the FRB will be required for such defeasance.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment (as defined below) for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date (as defined below) or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark (as defined below) with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) Compounded SOFR (as defined below);

(2) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and

(4) the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry- accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined below); and

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates with respect to each Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2) in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 178.7 basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “—Interest.”

Determinations and Decisions

We and the Calculation Agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by us or the Calculation Agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes and the Trustee absent manifest error;

•	if made by us as Calculation Agent, will be made in our sole discretion;

•

if made by a Calculation Agent other than us, will be made after consultation with us, and the Calculation Agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the subordinated indenture, shall become effective without consent from the holders of the Notes, the Trustee or any other party.

The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the Calculation Agent’s principal offices, will be made available to any holder of the Notes upon request and the Calculation Agent will provide the Company and the Trustee with written notice of the interest rate in effect on the Notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark). The Trustee shall have no duty to confirm or verify any such calculation.

If the Calculation Agent fails to make any determination, decision, or election that it is required to make under the terms of the applicable Notes, then we will make such determination, decision, or election on the same basis as described above. In connection with such a determination, decision, or election by us, we will be treated as the calculation agent for all purposes under the terms of the Indenture. The Indenture will provide that the Trustee will have no liability relating to any delay caused by the Calculation Agent’s failure to timely or appropriately determine the rate of interest borne by the Notes.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes if: (i) all outstanding Notes have been delivered for cancellation; (ii) all outstanding Notes have become due and payable or will become due and payable at their maturity date within one year; or (iii) all outstanding Notes are scheduled for redemption within one year, and we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the maturity date or a redemption date. Then, upon our request, the Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Indenture with respect to the Notes. However, we will continue to be obligated to pay all other sums due under the Indenture and to provide the officers’ certificates and opinions of counsel described in the Indenture.

Further Issuances

We may from time to time, without notice to, or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes, or the first payment of interest following the issue date of such further notes), in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes; provided, however, that a separate CUSIP number will be issued for any such additional notes unless the Notes are fungible for U.S. federal income tax purposes, subject to the procedures of DTC.

Consolidation, Merger and Sale of Assets

The Indenture will provide that we may not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease our assets substantially as an entirety to us if, in such case, we are not the surviving entity, unless:

•

if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation, partnership, limited liability company or other entity organized or formed and validly existing under the laws of the United States of America, any of its states or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the Notes and the performance or observance of our covenants under the Indenture;

•

immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	we have complied with our obligations to deliver certain documentation to the Trustee.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The Notes will be issued only in fully registered form, without interest coupons. The Notes will be issued only in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. The Notes will not be issued in bearer form. The Notes sold in this offering will be issued only against payment in immediately available funds.

Global Notes

The Notes will be issued in the form of one or more registered notes in global form, without interest coupons (which we refer to as the “Global Notes”).

Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC (“Cede”).

Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC, or “DTC participants,” or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriter; and

•

ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in the Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Exchanges Among Global Notes

Beneficial interests in one Global Note may generally be exchanged for interests in another Global Note. A beneficial interest in a Global Note that is transferred to a person who takes delivery through another Global Note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.

Trustee

Wilmington Trust, National Association will act as Trustee under the Indenture. From time to time, we, and some of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with Wilmington Trust, National Association or its affiliates in the ordinary course of business. Upon the occurrence of an event of default, or an event which, after notice or lapse of time or both, would become an event of default under the Notes, or upon the occurrence of a default under another indenture under which Wilmington Trust, National Association serves as trustee, the Trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as Trustee under the Indenture. In that event, we would be required to appoint a successor trustee.

Notices

Notwithstanding any other provision of the Indenture or the Notes, where the Indenture or the Notes provide for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of Notes (whether by mail or otherwise), such notice will be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

Payment and Paying Agents

We will pay principal and interest on the Notes at the corporate trust office of the Trustee or at the office of any paying agent that we may designate. The Trustee will act as the initial paying agent.

We will pay any interest on the Notes to the registered owner of the Notes at the close of business on the record date for the interest, except in the case of defaulted interest. Interest payable at maturity of the Notes will be paid to the registered holder to whom principal is payable. We may at any time designate additional paying agents or rescind the designation of any paying agent.

Any moneys deposited with the Trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any Note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as an unsecured general creditor.

Governing Law

The Indenture and the Notes will be governed by, and will be construed in accordance with, the laws of the State of New York.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

The Notes will be represented by one or more permanent Global Notes, which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede, as nominee of DTC. Ownership of beneficial interests in the global notes will be limited to institutions that have accounts with DTC or its nominee (each, a “participant” and collectively, the “participants”) or persons that may hold interests through participants. Investors in the global notes that are not participants may hold their interests indirectly through organizations that are participants in such systems.

Beneficial ownership of the global notes by persons that hold through participants will only be evidenced by, and transfers of such ownership interests within such participants will be effected only through, records maintained by such participants. Except as provided below, owners of beneficial interests in the global notes: (1) will not be entitled to have Notes represented by the global notes registered in their names; (2) will not receive or be entitled to receive physical, certificated Notes; and (3) will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in the global notes must rely on the procedures of DTC to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to hold or transfer your beneficial interests in the global notes. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in the global notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

The Company has been advised by DTC that upon issuance of a global note or global notes and the deposit of such global note or global notes with DTC, DTC will immediately credit on its book-entry registration and transfer system the respective principal amounts of the Notes represented by such global note or global notes to the accounts of participants. Each owner of a beneficial interest in a global note is required to hold at all times a beneficial interest in a $1,000 principal amount or any integral multiple of $1,000 in excess thereof of such global note.

Principal and interest payments on the Notes registered in the name of DTC or its nominee will be made by the Trustee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note or global notes. Such payments to DTC or its nominee, as the case may be, will be made in immediately available funds, provided that in the case of payments of principal and interest on the maturity date, the global note or global notes are presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes are registered as the owners of such Notes for the purpose of receiving payment of principal and interest on such Notes and for all other purposes. Neither the Company, the paying agent nor the Trustee nor their respective agents has any responsibility or liability for the payment of amounts to owners of beneficial interests in the global notes, for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DTC has advised the Company and the Trustee that upon receipt of any payment of principal or interest in respect of a global note it will immediately credit the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note or global notes as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street names,” and will be the responsibility of such participants or indirect participants.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same day funds.

Although the Company expects that DTC will follow the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Participants and owners of beneficial interests in the global notes will not be entitled to receive Notes in definitive form and will not be considered holders of the Notes unless (i) DTC notifies the Company in writing that it is unwilling or unable to act as a depository or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form or (iii) any event shall have happened and be continuing that, after notice or lapse of time or both, would constitute an Event of Default with respect to the Notes. In such circumstances, upon surrender by DTC or a successor depositary of the global notes, Notes in definitive form will be issued to each person that DTC or a successor depositary identifies as the beneficial owner of the related Notes. Upon such issuance, the Trustee is required to register such Notes in the name or names of, and cause the same to be delivered to, such person or persons (or the nominee thereof). Such Notes would be issued in fully registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Such Notes may not subsequently be exchanged by a holder for Notes in denominations of less than $1,000, and will contain a legend stating that each such Note is issuable in a minimum denomination of $1,000 and may not be exchanged for securities of the Company with a smaller denomination.

Except as provided above, beneficial owners of global notes will not be entitled to receive physical delivery of Notes in definitive form and no global note will be exchangeable except for another global note of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Notes. The Company understands that under existing industry practices, if the Company requests any action of holders of the Notes or any holder of beneficial interests in a global note desires to give or take any action a holder of the Notes is entitled to give or take under the terms of the Notes, DTC would authorize the participants owning the relevant beneficial interests to give or take such action, and such participants would authorize the beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of the beneficial owners owning through them.

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if: (1) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 120 days; (2) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 120 days; (3) we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or (4) an event of default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from DTC to issue the Notes in certificated form.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal

Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for millions of issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. Investors who are not Direct Participants or indirect participants in DTC may beneficially own securities held by, or on behalf of, DTC only through Direct Participants or indirect participants in DTC. The rules applicable to DTC’s participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for its accuracy or completeness. We provide this information solely for the convenience of investors. The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the paying agent have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we are not responsible for maintaining, supervising or reviewing any of those records. Additionally, neither we nor the underwriter are responsible for the operations and procedures of DTC.

Clearance and Settlement

Initial settlement for the Notes will be made in immediately available funds. The Notes will trade in DTC’s Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the Notes to be settled in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences to U.S. holders and non-U.S. holders, both as defined below, of the purchase, ownership and disposition of the Notes as of the date of this report, but it does not purport to be a complete analysis of all the potential tax considerations. The following summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the applicable U.S. Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and guidance, all as of the date of this prospectus supplement and all of which are subject to change and differing interpretations, possibly with retroactive effect. The U.S. Internal Revenue Service (“IRS”) may challenge the tax consequences described herein and a court may uphold such challenge. We have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of the Notes.

U.S. federal estate and gift, state, local and non-U.S. tax consequences are not addressed in this summary. Nor does this summary discuss tax consequences applicable to special classes of investors including, but not limited to, tax-exempt organizations and entities, retirement plans, individual retirement or tax-deferred accounts, insurance companies, banks, thrifts or other financial institutions, partnerships, subchapter S corporations or other pass-through entities, dealers, brokers or traders in securities or currencies, regulated investment companies, grantor trusts, real estate investment trusts, persons having a functional currency other than the U.S. dollar, U.S. expatriates (including former citizens or former long-term residents of the United States), “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons liable for the alternative minimum tax, dealers, brokers or traders in securities that elect to use a mark-to-market method of accounting, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code and persons that will hold the Notes as a position in a hedging transaction, straddle, conversion transaction, integrated transaction or other risk reduction transaction for U.S. federal income tax purposes. In addition, this summary does not address the tax consequences of owning and disposing of the Notes arising under the unearned income Medicare contribution tax pursuant to the U.S. Health Care and Education Reconciliation Act of 2010 (also referred to as the net investment income tax). Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) and who purchase the Notes in the initial offering at the initial issue price. This discussion does not address tax consequences relevant to subsequent purchases of the Notes.

As used herein, the term “U.S. holder” means a beneficial owner of Notes that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia or any other corporation treated as a U.S. corporation;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of Notes that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes.

This summary is for general information only and is not, and should not be interpreted to be, tax advice to any prospective holder of the Notes. Each potential investor should consult with his, her or its own tax advisor as to the U.S. federal, state, local, non-U.S. and any other tax consequences of the purchase, ownership and disposition of the Notes.

The terms of the Notes provide for payments by us prior to their scheduled payment dates under certain circumstances (see “Description of the Notes-Redemption”). The possibility of such payments may implicate special rules under U.S. Treasury regulations governing “contingent payment debt instruments.” According to those U.S. Treasury regulations, the possibility that such payments of accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such accelerated amounts if there is only a remote chance as of the date the Notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable U.S. Treasury regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by the applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS. If the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this summary assumes that the Notes will not be considered contingent payment debt instruments.

U.S. Holders

Payments of Stated Interest

It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable U.S. Treasury regulations). Accordingly, stated interest on a Note generally will be taxable to a U.S. holder as described below under “— Qualified Stated Interest.”

If, however, the issue price of a Note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable U.S. Treasury regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method. U.S. holders should consult their tax advisors as to the consequences to them if the Notes are issued with original issue discount.

Variable Rate Debt Instruments

The Notes will initially bear interest at a fixed annual rate. From and including April 1, 2027 to but excluding the maturity date or earlier redemption date, the Notes will bear interest at an annual floating rate equal to the Benchmark rate, which is expected to be Three-Month Term SOFR, as determined for the applicable Interest Period plus a spread of basis points payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2027. Under applicable U.S. Treasury regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument does not provide for any stated interest other than stated interest, paid or compounded at least annually, at current value of (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a “single objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” (c) the debt instrument provides that a qualified floating rate or objective rate in effect at any time during the term of the instrument is set at a current value of that rate, and (d) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the Notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.

Qualified Stated Interest

The tax treatment of interest paid on the Notes depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable U.S. Treasury regulations) that qualifies under the variable rate debt instrument rules. The amount of QSI on variable rate debt instruments providing for interest other than at a single qualified floating rate or single objective rate, such as the Notes, is determined pursuant to special rules discussed further below. Interest that is QSI will generally be includible in a U.S. holder’s income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Interest that is not QSI is generally includible in a U.S. holder’s income under the rules governing original issue discount, regardless of such U.S. holder’s method of accounting.

Under applicable U.S. Treasury regulations, in order to determine the amount of QSI in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the Notes).

Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI, if any, is determined for the equivalent fixed rate debt instrument by applying the general QSI rules to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such QSI as if the U.S. holder held the equivalent fixed rate debt instrument.

For each accrual period, appropriate adjustments will be made to the amount of QSI assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

Based upon current market conditions and the manner in which the interest rates on the Notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the Notes for purposes of calculating QSI. Accordingly, solely for purposes of determining QSI, as of the issue date of the Notes, we expect that the Notes will be presumed to remain outstanding until maturity, all interest on the Notes will be treated as QSI and the Notes will not be treated as having been issued with any original issue discount.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “— Payments of Stated Interest”) and (b) such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that such U.S. holder paid for the Note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the Note for a period of more than one year. Long-term capital gains recognized by certain noncorporate U.S. holders (including certain individuals) generally are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on the Notes and to the proceeds of a sale or other taxable disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

The discussion in this section addresses non-U.S. holders of the Notes. As described above, a non-U.S. holder is a beneficial owner of Notes other than a U.S. holder or a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). This summary does not discuss all of the tax consequences that may be relevant to certain holders in light of their particular circumstances or to holders subject to special rules (as described above in the initial paragraph of this summary), including nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and non-U.S. holders that are owned or controlled by U.S. holders. Persons considering the purchase of Notes should consult their own tax advisors regarding the application of U.S. federal income, estate and gift tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction or under an applicable tax treaty.

Payments of Stated Interest. Subject to the discussion below regarding the Foreign Account Tax Compliance Act (“FATCA”) and under “-Information Reporting and Backup Withholding,” payments of interest on the Notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, it is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable U.S. Treasury regulations;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meanings of the Code;

•	the non-U.S. holder is not a bank whose receipt of interest is described in section 881(c)(3)(A) of the Code; and

•

either (a) the beneficial owner of the Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the Notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treat, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). To claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Special certification rules apply to non-U.S. holders that are pass-through entities. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular graduated U.S. federal income tax rates in the same manner applicable to U.S. holders. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes. Subject to the discussion below under “-Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “-Non-U.S. Holders-Payments of Stated Interest”), a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on capital gain realized on the sale, exchange, redemption or other taxable disposition of a Note so long as:

•

the gain is not effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (or, if required by an applicable tax treaty, the gain is not attributable to a U.S. permanent establishment of such non-U.S. holder within the United States); and

•

in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met).

If such gain is effectively connected with the conduct of a U.S. trade or business of a non-U.S. holder (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States), the non-U.S. holder will be subject to U.S. federal income tax on the net gain derived from the disposition at the applicable rates and, in the case of a non-U.S. holder that is a corporation, may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). If the non-U.S. holder is a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition, and certain other conditions are met, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S.-source capital losses (even though the non-U.S. holder is not considered a resident of the United States) for the taxable year, provided that the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding on non-U.S. holders. Payment of interest and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the interest was effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such interest and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) will generally apply to the payment of interest to non-U.S. holders unless such non-U.S. holders timely furnish to the payor the appropriate IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable successor or substitute form) certifying their non-U.S. status or otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the Notes is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on the appropriate IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable successor or substitute form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the Notes if such sale is effected through a non-U.S. office of a broker. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability, if any, and may entitle the holder to a refund, provided that the holder timely furnishes the required information to the IRS. Non-U.S. holders should consult their own tax advisors regarding the applicable of these rules to their particular circumstances.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance thereunder, referred to as FATCA, generally impose a 30% withholding tax on certain payments, including interest payments on Notes, (i) to certain foreign financial institutions (including certain investment funds) that fail to certify their FATCA status, and (ii) to non-financial foreign entities if certain disclosure requirements related to direct and indirect U.S. stockholders and/or U.S. accountholders are not satisfied. Such withholding can apply whether such non-U.S. entity is the beneficial owner of the obligation or an intermediary.

In the case of payments made to a “foreign financial institution” (including certain investment funds), as a beneficial owner or as an intermediary, the withholding tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to), and complies with, an agreement with the IRS (a “FATCA Agreement”) or (ii) is required by and complies with applicable non-U.S. law enacted in connection with an intergovernmental agreement between the United States and a non-U.S. jurisdiction (an “IGA”), in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding U.S. accountholders of such institution. In the case of payments made to a non-U.S. entity that is not a financial institution, as a beneficial owner, the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” U.S. owners (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” U.S. owners. If the Notes are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold such tax on payments of interest described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable non-U.S. law enacted in connection with an IGA. Under proposed U.S. Treasury regulations, on which taxpayers may rely pending finalization, FATCA withholding will not be imposed on gross proceeds from the sale or other disposition of the Notes.

If FATCA withholding is imposed, a beneficial owner (other than certain foreign financial institutions) generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return and, in the case of a non-financial foreign entity, providing the IRS with certain information regarding its “substantial” U.S. owners (unless an exception applies). You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the Notes.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE AS TO BOTH U.S. AND NON-U.S. HOLDERS IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING ON A PURCHASER’S SITUATION. PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES UNDER OTHER FEDERAL TAX LAWS (SUCH AS ESTATE AND GIFT TAX LAWS) AND THE LAWS OF ANY NON-U.S., U.S. STATE, LOCAL OR OTHER TAXING JURISDICTION OR THE CONSEQUENCES ARISING UNDER ANY TAX TREATY.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA; (b) individual retirement accounts or other plans or arrangements subject to Section 4975 of the Code; (c) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”)) by reason of any such plan’s or arrangement’s investment therein (collectively, the foregoing referred to as “Plans”); and (d) persons who are fiduciaries with respect to such Plans. In addition, certain governmental, not-for-profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).

Certain provisions of ERISA and the Code prohibit Plans from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Code with respect to the Plan. A violation of these “prohibited transaction” rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Non-ERISA Arrangements subject to Similar Laws may be subject to similar restrictions. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or Similar Laws apply, proposing to acquire Notes should consult with its legal counsel.

A fiduciary of a Plan should consider the fiduciary standards of ERISA and the prohibited transaction restrictions of ERISA and the Code, as applicable, in the context of the Plan’s (as defined above) particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing such a Plan and whether the investment is appropriate for the Plan in view of its overall investment policy and diversification of its portfolio. Each investor and holder of these Notes has the exclusive responsibility for ensuring that its purchase, holding and disposition of the Notes do not violate the applicable fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws (as defined above). The sale of any of the Notes to any Plan or a Non-ERISA Arrangement subject to Similar Laws is in no respect a representation by us, any of the underwriters or any of our or their affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to, investments by Plans generally or any particular Plan or Non-ERISA Arrangement subject to Similar Laws.

Without limiting the foregoing, we have subsidiaries that provide services to many Plans and we may therefore be considered a “party in interest” and a “disqualified person” to a large number of Plans. A purchase of the Notes by or on behalf of any such Plan could result in a prohibited transaction between the Plan and Wesbanco unless exemptive relief is available under an applicable exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of Notes. Those PTCEs include, without limitation:

•	PTCE 96-23 for certain transaction determined by in-house asset managers;

•	PTCE 95-60 for certain transactions involving insurance company general accounts;

•	PTCE 91-38 for certain transactions involving bank collective investment funds;

•	PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; and

•	PTCE 84-14 for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide a limited exemption for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to plans or being an affiliate of such a service provider. No assurance can be or is made that all of the conditions of any such exemptions or any other statutory or class exemptions will be available or satisfied with respect to transactions involving the Notes.

A fiduciary of a Plan should consider the application of the rules and exemptions referred to above to the potential redemption of the Notes by Wesbanco, in addition to the purchase, holding and disposition of the Notes or the exercising of any rights related thereto by the Plan. The individual making the decision on behalf of a Plan or Non-ERISA Arrangement subject to Similar Laws (including the individual making the decision on behalf of any subsequent transferee that is a Plan or Non-ERISA Arrangement subject to Similar Laws) shall be deemed, on behalf of the individual and the Plan or Non-ERISA Arrangement subject to Similar Laws, by purchasing or holding the Notes, or exercising any rights related thereto, to represent and warrant to Wesbanco that (i) none of the purchase, holding or disposition of the Notes or the exercise of any rights related to the Notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a Non-ERISA Arrangement, any similar violation under any applicable Similar Laws or regulation); (ii) none of the purchase, holding or disposition of the Notes or the exercise of any rights related to the Notes will be a breach of fiduciary duty or applicable law nor be considered an impermissible or imprudent investment. Any other investor in the Notes will be deemed to have represented and warranted to Wesbanco that it is not a Plan subject to Title I of ERISA or Section 4975 of the Code or a Non-ERISA Arrangement subject to Similar Laws, and it is not purchasing such shares on behalf of, or with “plan assets” of, any such Plan or Non-ERISA Arrangement. In addition, each investor that is a Plan or a Non-ERISA Arrangement subject to Similar Laws will be deemed to represent and warrant that neither we nor the underwriters are or will be a fiduciary with respect to the investor’s decision regarding its investment in the Notes or the exercise of any rights related thereto.

The foregoing is merely a summary, and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITING

We and the underwriters named below, for whom Keefe, Bruyette & Woods, Inc. is acting as representative, have entered into an underwriting agreement dated as of the date of this prospectus supplement. Subject to certain conditions, the underwriters have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the Notes set forth opposite their names below:

Underwriter	Principal Amount
Keefe, Bruyette & Woods, Inc.	$90,000,000
RBC Capital Markets, LLC	$37,500,000
D.A. Davidson & Co.	$22,500,000

Total	$150,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Notes if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We expect that delivery of the Notes will be made to investors on or about March 23, 2022 which will be the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes will be required, by virtue of the fact that the Notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

The underwriters initially propose to offer the Notes directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of 0.50% of the principal amount of the Notes. After the initial offering of the Notes to the public, the underwriters may vary the offering price and other selling terms of the Notes from time to time. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per Note and total underwriting discounts we will pay the underwriters.

Per Note	1.25%
Total	$1,875,000

We estimate that our total expenses for this offering, excluding underwriting discounts but including our reimbursement of the underwriters for their out-of-pocket expenses incurred in connection with this offering, (including marketing, syndication and travel expenses), will be approximately $425,000. In accordance with FINRA Rule 5110, the underwriters’ reimbursed expenses are deemed underwriting compensation for this offering.

Clear-Market

We have agreed that, from the date of the underwriting agreement and for a period of 30 days after the date of this prospectus supplement, we will not, without the prior written consent of the underwriters, directly or indirectly, issue, offer, sell, offer to sell, or grant any option to sell, pledge, transfer or otherwise dispose of any securities that are substantially similar to the Notes, or any securities exchangeable for or convertible into the Notes or such substantially similar securities.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization, Short Positions

In connection with this offering of the Notes, the underwriters may engage in overallotment and stabilizing transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing transactions, they may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they have received and may receive customary fees and expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of the Company. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on one or more websites or through other online services maintained by the underwriters or by their affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Other Matters

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for Wesbanco by Phillips, Gardill, Kaiser & Altmeyer, PLLC (“PGKA”), Wheeling, West Virginia. The validity of the Notes will be passed upon for Wesbanco by K&L Gates LLP, Pittsburgh, Pennsylvania. K&L Gates LLP will rely upon the opinion of PGKA as to matters of West Virginia law. Alston & Bird LLP, Atlanta, Georgia will pass upon certain legal matters for the underwriters. Denise Knouse-Snyder is a member of PGKA and is also on the board of directors of Wesbanco. As of December 31, 2021, the members of PGKA beneficially owned 44,709 shares of Wesbanco common stock and 1,600 shares of Wesbanco preferred stock. PGKA and K&L Gates LLP regularly perform legal services for Wesbanco.

EXPERTS

The consolidated financial statements of Wesbanco, Inc. appearing in Wesbanco, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Wesbanco, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Wesbanco, Inc. management’s assessment of the effectiveness of internal control over financial reporting are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

Depositary Shares

We may, from time to time, offer to sell, in one or more series, senior or subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units or depositary shares, or any combination of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for our common stock or preferred stock.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “WSBC.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed or where we have made an application for listing in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that contains a description of those securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement relating to that offering.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 2 of this prospectus and the “Risk Factors” section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

These securities will not be savings accounts, deposits or obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 15, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using an automatic shelf registration process. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus does not contain all of the information in that registration statement. For further information about our business and the securities that may be offered under this prospectus, you should refer to the registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since the summaries in this prospectus may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these contracts and documents. These summaries are qualified in all respects by reference to all of the provisions contained in the applicable contract or document. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus, any prospectus supplement and any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Wesbanco,” the “Company,” “we,” “us,” “our” or similar references mean Wesbanco, Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December  31, 2019, and as supplemented by the Risk Factors in our Current Report on Form 8-K filed with the SEC on April 27, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the information under the heading “Where You Can Find More Information” for information on how to obtain copies of documents incorporated by reference in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information that we file with the SEC can be accessed at the SEC’s website at http://www.sec.gov. In addition, our SEC filings are available on our Internet website. Our Internet website is www.wesbanco.com. Information contained on our website is not part of, and should not be construed as being incorporated by reference into, this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which the offering of the securities under this prospectus is terminated, except as noted in the paragraph below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	The portions of our definitive proxy statement on Schedule 14A, filed on March 18, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	Our Current Reports on Form 8-K filed on February 10, 2020; February 27, 2020; February 28, 2020; March 24, 2020, April 22, 2020, and April 27, 2020; and

•	The description of Wesbanco common stock contained in our Form 8-K filed by Wesbanco on May 10, 2019, including any amendments or reports filed for purpose of updating the description.

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the documents filed as exhibits to the registration statement of which the accompanying prospectus is a part.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Wesbanco, Inc., 1 Bank Plaza, Wheeling, WV 26003, Attention: Secretary; telephone number: (304) 234-9000.

FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions in connection with any discussion of future operating or financial performance.

We cannot guarantee that any forward-looking statements will be realized. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December  31, 2019, and as supplemented by the Risk Factors in our Current Report on Form 8-K filed with the SEC on April 27, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus, could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

WESBANCO, INC.

Wesbanco is a bank holding company headquartered in Wheeling, West Virginia. Wesbanco provides a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. Wesbanco offers these services through two reportable segments, community banking and trust and investment services. Wesbanco operates one commercial bank, Wesbanco Bank, Inc. (“Wesbanco Bank”). Wesbanco’s main office is located at One Bank Plaza, Wheeling, West Virginia, 26003 and its telephone number is (304) 234-9000.

Wesbanco’s community banking segment offers services traditionally offered by full-service commercial banks, including commercial demand, individual demand and time deposit accounts, as well as commercial, mortgage and individual installment loans, and certain non-traditional offerings, such as insurance and securities brokerage services. The trust and investment services segment offers trust services as well as various alternative investment products including mutual funds.

Wesbanco offers additional services through its non-banking subsidiaries, Wesbanco Insurance Services, Inc., a multi-line insurance agency specializing in property, casualty and life insurance, and benefit plan sales and administration for personal and commercial clients; and Wesbanco Securities, Inc., a full service broker-dealer, which also offers discount brokerage services. Wesbanco Asset Management, Inc., which was incorporated in 2002, holds certain investment securities in a Delaware-based subsidiary. Wesbanco Properties, Inc. holds certain commercial real estate properties. The commercial property is leased to Wesbanco Bank and to non-related third parties. Wesbanco Bank’s Investment Department also serves as investment adviser to a family of mutual funds, namely the “WesMark Funds.” The fund family is composed of the WesMark Growth Fund, the WesMark Balanced Fund, the WesMark Small Company Growth Fund, the WesMark Government Bond Fund, the WesMark West Virginia Municipal Bond Fund and the WesMark Tactical Opportunity Fund.

Wesbanco’s common stock is listed and traded on the NASDAQ Global Select Market under the symbol “WSBC.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, (i) repayment, redemption or refinancing of indebtedness, (ii) capital expenditures, (iii) making contributions to the capital of Wesbanco Bank to support its lending, investing and other financial services activities, (iv) funding of possible acquisitions, (v) working capital, (vi) satisfaction of other obligations and (vii) repurchase of our outstanding equity securities. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time under this prospectus or that may underlie any warrants, purchase contracts or units that we may offer from time to time under this prospectus. Debt securities issued as part of units that may be offered under this prospectus may be attached to or separate from any other securities that are part of those units. The particular terms of the debt securities offered under this prospectus or the debt securities underlying any warrants, purchase contracts or units offered under this prospectus and the extent, if any, to which the general provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. Although our debt securities that we may offer from time to time under this prospectus include debt securities denominated in U.S. dollars, we may choose to issue debt securities in any other currency, including the euro.

The debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are collectively referred to in this prospectus as the debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee (the “Senior Indenture”), a form of which is an exhibit to the registration statement of which this prospectus is a part. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee (the “Subordinated Indenture”), a form of which also is an exhibit to the registration statement of which this prospectus is a part. The Senior Indenture and the Subordinated Indenture are collectively referred to in this prospectus as the indentures, and each of the trustee under the Senior Indenture and the trustee under the Subordinated Indenture are referred to in this prospectus as the trustee, as applicable.

The following description is only a summary of the material provisions of the indentures. We urge you to read the appropriate indenture, along with any applicable supplement to the appropriate indenture and the debt securities themselves, because they define your rights as holders of the applicable debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture, any applicable supplement to that indenture and any applicable form of debt security. The following description also is subject to and qualified by reference to the description of the particular terms of the debt securities, the relevant indenture and any applicable supplement to that indenture, as described in the applicable prospectus supplement, including definitions used in the relevant indenture, any applicable supplement to that indenture and the applicable form of debt security. The particular terms of the debt securities that we may offer under this prospectus, the relevant indenture, any applicable supplement to that indenture and the applicable form of debt security may vary from the terms described below.

General

The senior debt securities will be unsubordinated obligations, will rank equally with all other unsubordinated debt obligations of ours and, unless otherwise indicated in the applicable prospectus supplement, will be unsecured. The subordinated debt securities will be subordinate in right of payment to any senior debt securities issued by the Company. A description of certain additional terms of the subordinated debt securities is provided below under “— Subordinated Debt Securities.” The specific terms of any subordinated debt securities will be provided in the applicable prospectus supplement. For a complete understanding of the provisions pertaining to the subordinated debt securities, you also should refer to the form of the Subordinated Indenture which is an exhibit to the registration statement of which this prospectus is a part. Unless we elect or are required to secure debt securities that we issue, those debt securities will be effectively subordinated to any of our existing and future secured debt to the extent of the assets securing that debt.

Our primary sources of funding for our payment obligations under the debt securities will be revenues from our operations and investments and cash distributions from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on debt securities issued by us or to make funds available to us. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions.

Neither the Senior Indenture nor the Subordinated Indenture will restrict our subsidiaries from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to us.

To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all of our subsidiaries’ liabilities, including their trade payables. This means that our subsidiaries may be required to pay all of their creditors in full before their assets are available to us. Even if we are recognized as a creditor of our subsidiaries, our claims would be effectively subordinated to any security interests in their assets and also could be subordinated to some or all other claims on their assets and earnings.

In addition to the debt securities that we may offer pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Terms

Neither of the indentures will limit the principal amount of debt, including unsecured debt, or other securities that we or our subsidiaries may issue.

We may issue notes or bonds in traditional paper form, or we may issue a global security. The debt securities of any series may be issued in definitive form or, if provided in the applicable prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by us. Each debt security represented by a global security is referred to in this prospectus as a “book-entry security.”

The debt securities may be issued from time to time pursuant to this prospectus and will be offered on terms determined by market conditions at the time of sale. Debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates. Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Please refer to the applicable prospectus supplement for the specific terms of the debt securities offered, including the following:

•	Designation of an aggregate principal amount, purchase price and denomination;

•	Date of maturity;

•	If other than U.S. currency, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;

•	The interest rate or rates and the method of calculating interest (unless we specify a different method, interest will be calculated based on a 360-day year consisting of 12 30-day months);

•

The date or dates from which the interest will accrue, the payment dates on which any premium and interest will be payable or the manner of determination of the payment dates and the record dates for the determination of holders to whom interest is payable;

•	The place or places where principal, premium, if any, and interest will be payable;

•	Any redemption or sinking fund provisions or other repayment or repurchase obligations;

•	Any index used to determine the amount of principal, premium, if any, and interest to be paid with respect to the debt securities;

•	The application, if any, of defeasance provisions to the debt securities;

•	If other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity thereof;

•	Whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

•

Whether the debt securities may be converted into or exercised or exchanged for our common stock, preferred stock, warrants, purchase contracts or units and the terms of such conversion, exercise or exchange, if any;

•	Any covenants applicable to the debt securities;

•	Any events of default applicable to the debt securities;

•	Any changes to the events of default described in this prospectus;

•	The terms of subordination, if applicable;

•	The terms of conversion, if applicable; and

•	Any other specific material terms, including any additions to the terms described in this prospectus and any terms that may be required by or advisable under applicable law.

Except with respect to book-entry securities, debt securities may be presented for exchange or registration of transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

Merger, Consolidation or Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, pursuant to each of the indentures, we will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other person, or, directly or indirectly, sell or convey all or substantially all of its properties and assets to another person or group of affiliated persons, except that we may consolidate or merge with, or sell or convey substantially all of our assets to another person if (i) we are the continuing person or the successor person (if other than us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes all of our obligations under the applicable indenture, including payment of the principal and interest on the debt securities, and the performance and observance of all of the covenants and conditions of the applicable indenture to be performed by us and (ii) there is no default under the applicable indenture. Upon such a succession, we will be relieved from any further obligations under each of the indentures.

Events of Default

Except as otherwise set forth in the applicable prospectus supplement, an event of default shall occur with respect to any series of debt securities when:

•	We default in paying the principal or premium, if any, on any of the debt securities of such series when due;

•	We default in paying interest on any of the debt securities of such series when due and such default continues for 30 days;

•	We default in the deposit of any sinking fund payment with respect to any of the debt securities of such series when due and such default continues for 30 days;

•

We fail to perform any other covenant or warranty in the debt securities of such series or in the applicable indenture, and such failure continues for a period of 90 days after notice of such failure as provided in that indenture;

•	Certain events of bankruptcy, insolvency or reorganization involving us occur; or

•	Any other event of default specified in the applicable prospectus supplement occurs with respect to debt securities of that series.

We will be required annually to deliver to the trustee an officers’ certificate stating whether or not the officers signing such certificate have any knowledge of any default in the performance by us of our obligations under the applicable indenture.

If an event of default shall occur and be continuing with respect to any series (other than an event of default described in the fifth bullet point of the first paragraph above under “— Events of Default”), the trustee or the holders of not less than 25% in principal amount of the debt securities of such series then outstanding (or, if any debt securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) may declare the principal amount of the debt securities of such series to be immediately due and payable. If an event of default described in the fifth bullet point of the first paragraph above under “— Events of Default” occurs with respect to any series of debt securities, the principal amount of and accrued but unpaid interest on all debt securities of that series (or, if any debt securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) will automatically become due and payable without any declaration by the trustee or the holders. The trustee is required to give holders of the debt securities of any series written notice of a default with respect to such series as and to the extent provided by the Trust Indenture Act of 1939, as amended. As used in this paragraph, a “default” means an event described in the first paragraph above under “— Events of Default” without including any applicable grace period.

If at any time after the debt securities of such series have been declared due and payable, and before any judgment or decree for the moneys due has been obtained or entered, we pay or deposit with the trustee amounts sufficient to pay all matured installments of interest upon the debt securities of such series and the principal and premium, if any, on all debt securities of such series which shall have become due, otherwise than by acceleration, together with interest on such principal and, to the extent legally enforceable, on such overdue installments of interest and all other amounts due under the applicable indenture shall have been paid, and any and all defaults with respect to such series under that indenture shall have been cured or waived, then the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding, by written notice to us and the trustee, may rescind and annul the declaration that the debt securities of such series are due and payable.

In addition, the holders of not less than a majority in aggregate principal amount of the debt securities of such series may waive any past default and its consequences with respect to such series, except a default in the payment of the principal of or any premium or interest on any debt securities of such series or a default in the performance of a covenant that cannot be modified under the applicable indenture without the consent of the holder of each affected debt security.

The trustee is under no obligation to exercise any of the rights or powers under the indentures at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indentures, the holders of a majority in aggregate principal amount of the debt securities of each series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, for the appointment of a receiver or trustee or for any other remedy under the indenture, unless:

•	The holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series; and

•

The holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee, and offered the trustee reasonable indemnity, satisfactory to the trustee, to institute proceedings as trustee, the trustee has failed to institute the proceedings within 60 days after its receipt of such notice and the trustee has not received from the holders of a majority in principal amount of the debt securities of that series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any debt security issued under indentures will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to the provisions of the applicable indenture regarding the payment of default interest, interest on that debt security on the due dates expressed in that security and to institute suit for the enforcement of payment.

Modification of the Indentures

Each of the indentures will contain provisions permitting us and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities for any of the following purposes:

•	To evidence the succession of another corporation to us in accordance with “— Merger, Consolidation or Sale of Assets”;

•	To add to our covenants further covenants for the benefit or protection of the holders of any or all series of debt securities or to surrender any right or power conferred upon us by that indenture;

•	To add any additional events of default with respect to all or any series of debt securities;

•

To add to or change any of the provisions of that indenture to permit or facilitate the issuance of debt securities in bearer form with or without coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•

To add to, change or eliminate any of the provisions of that indenture in respect of one or more series of debt securities thereunder, under certain conditions designed to protect the rights of any existing holder of those debt securities;

•	To secure all or any series of debt securities;

•	To establish the forms or terms of the debt securities of any series;

•

To evidence and provide for the acceptance of appointment of a successor trustee and to add to or change provisions of that indenture necessary to provide for or facilitate the administration of the trusts under that indenture by more than one trustee;

•

Subject to certain restrictions, to add to, change or eliminate any of the provisions of any subordination of securities provisions or related definition of senior debt of a subordinated debt indenture in respect of one or more series of subordinated debt securities; and

•

To cure any ambiguity, to correct or supplement any provision of that indenture which may be defective or inconsistent with another provision of that indenture or to change any other provisions with respect to matters or questions arising under that indenture, provided that any such action shall not adversely affect the interests of the holders of any series of debt securities.

We and the trustee may otherwise modify each indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall:

•

Change the fixed maturity of any debt securities, or any installment of principal of, or interest on, any debt securities, or reduce the principal amount thereof or the rate of interest or the time of payment of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the applicable redemption date), or modify the provisions of such indenture with respect to the subordination of subordinated debt securities in a manner adverse to the holders of such subordinated debt securities, without the consent of the holder of each debt security so affected;

•

Reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture, without the consent of the holders of all debt securities affected thereby then outstanding;

•

Modify the provisions of that indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described above, except to increase any percentage set forth in those provisions or to provide that other provisions of that indenture may not be modified without the consent of the holder of each debt security affected thereby, without the consent of the holder of each debt security affected thereby;

•	Change any obligation of ours to maintain an office or agency;

•	Change any obligation of ours to pay additional amounts;

•	Adversely affect any right of repayment or repurchase at the option of the holder; or

•	Reduce or postpone any sinking fund or similar provision.

With respect to any vote of holders of a series of debt securities, we generally will be entitled to set any date as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

Except as otherwise specified in the applicable prospectus supplement, each indenture shall be satisfied and discharged if (i) we shall deliver to the trustee all debt securities then outstanding for cancellation or (ii) all debt securities not delivered to the trustee for cancellation shall have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and we shall deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we shall have paid all other sums payable under that indenture.

Each of the indentures will provide, if such provision is made applicable to the debt securities of a series, that we may elect either (A) to defease and be discharged from any and all obligations with respect to any debt security of such series, or “defeasance,” or (B) to be released from our obligations with respect to such debt security under certain of the covenants and events of default under the applicable indenture together with additional covenants that may be included for a particular series and that certain events of default shall not be events of default under that indenture with respect to such series (“covenant defeasance”), in either case upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt security, on the scheduled due dates.

In the case of defeasance or covenant defeasance, the holders of such debt securities will be entitled to receive payments in respect of such debt securities solely from such trust. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indentures) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the applicable indenture.

Record Dates

Each of the indentures will provide that, in certain circumstances, we may establish a record date for determining the holders of outstanding debt securities of a series entitled to join in the giving of notice or the taking of other action under the applicable indenture by the holders of the debt securities of such series.

Subordinated Debt Securities

Subordinated debt securities will be subordinate, in right of payment, to all senior debt. Senior debt means, with respect to us, the principal, premium, if any, accrued interest, fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing on the following:

•

All indebtedness of ours, whether outstanding on the date of issuance or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•

Any indebtedness of others of the kinds described in the preceding clause for the payment of which we are responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

•

Amendments, renewals, extensions and refundings of any indebtedness described above, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities.

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of all of our senior debt. Our obligation to make payment of the principal, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior debt has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior debt has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior debt or a person acting on their behalf, to be applied toward the payment of all of our senior debt remaining unpaid until all the senior debt has been paid in full. Subject to the payment in full of all of our senior debt, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior debt.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of our subordinated debt securities.

Governing Law

The laws of the State of New York will govern each of the indentures and will govern the debt securities issued under each of the indentures.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	How it handles payments and notices;

•	Whether it imposes fees or charges;

•	How it would handle voting if applicable;

•	Whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	If applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities except as otherwise described in the applicable prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security will be exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if:

•	The depositary notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•

At any time the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that the depositary has ceased to be registered as a clearing agency;

•

We in our sole discretion determine that that the global security is so transferable or will be exchangeable for definitive securities in registered form and, in each case, notify the trustee of our decision;

•	An event of default with respect to the debt securities of that series has occurred and is continuing; or

•	Other circumstances exist that have been specified in the terms of the debt securities of that series.

Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, units or depositary shares that may be offered pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We may issue, either separately or together with other securities, including as a part of units, shares of our common stock. Shares of common stock issued as part of units may be attached to or separate from any other securities part of those units. Under our Restated Articles of Incorporation, we are authorized to issue up to 100,000,000 shares of our common stock. As of June 1, 2020, we had 67,204,814 shares of common stock issued and outstanding and had reserved 66,217 additional shares of common stock for issuance under our equity compensation plans.

A prospectus supplement relating to an offering of common stock or other securities convertible or exchangeable for, or exercisable into, common stock, or the settlement of which may result in the issuance of common stock, will describe the relevant terms of the offering, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.

The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following:

•	the West Virginia Business Corporations Act, as it may be amended from time to time (“WVBCA”);

•	our Restated Articles of Incorporation, as they may be amended or further restated from time to time; and

•	our Amended and Restated By-Laws, as they may be further amended or restated from time to time.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, each share of our common stock entitles the holder thereof to share ratably in our assets legally available for distribution to shareholders after (i) payment in full of all amounts required to be paid to our creditors or provision for such payment and (ii) provision for the distribution of any preferential amounts to the holders of shares of our preferred stock, if any. Our Board of Directors may approve for issuance, without approval of the holders of common stock, preferred stock that has liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock.

Assessment, Subscription, Conversion, Exchange and Redemption Rights. Shares of our common stock presently outstanding are validly issued, fully paid and nonassessable. The holders of our common stock do not have subscription, conversion or exchange rights, and there are no mandatory redemption provisions applicable to our common stock.

Preemptive Rights. No holder of any share of our capital stock has any preemptive right to subscribe to an additional issue of capital stock or to any security convertible into such stock.

Voting Rights. All voting rights are currently vested in the holders of our common stock. On all matters subject to a vote of shareholders, our shareholders will be entitled to one vote for each share of common stock owned. Our shareholders have cumulative voting rights with regard to the election of directors. Our Board of Directors is authorized to determine the voting rights, if any, of any preferred stock, but no share of preferred stock may have more than one vote per share.

Dividend Rights. Holders of shares of our common stock are entitled to receive dividends payable in cash, property or shares of our capital stock, when, as and if declared by our Board of Directors. The payment of dividends is also subject to the restrictions set forth in the WVBCA and the limitations imposed by the Federal Reserve Board.

Anti-Takeover Provisions. Provisions of our Restated Articles of Incorporation and Bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Wesbanco without negotiation with our Board of Directors. The effect of these provisions is discussed briefly below.

•

Authorized Stock. The shares of our common stock authorized by our Restated Articles of Incorporation but not issued and outstanding provide our Board with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants generally without the need for a shareholder vote. Our Board of Directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for Preferred Stock being issued, in an effort to deter attempts to gain control of Wesbanco.

•

Classification of Board of Directors. Our Restated Articles of Incorporation and Bylaws currently provide that the Board of Directors is divided into three classes, as nearly equal in size as possible, with one class elected each year to serve for a term of three years. This classification of the Board of Directors may discourage a takeover of Wesbanco because a shareholder with a majority ownership interest of our common stock would generally have to wait for at least two consecutive annual meetings of shareholders to elect a majority of the members of our Board of Directors.

•

Amendment of Restated Articles and Bylaws. Our Restated Articles of Incorporation and Bylaws require the approval of 75% of the outstanding shares of our common stock to amend, alter, change or repeal certain of the provisions of the Restated Articles of Incorporation and Bylaws that provide for the classification of our Board of Directors into three classes as discussed above. This requirement is intended to prevent a shareholder who controls a majority of our common stock from unilaterally declassifying our Board of Directors. Accordingly, the holders of a minority of the shares of our common stock could block the future declassification of our Board, even if that action were deemed beneficial by the holders of more than a majority, but less than 75%, of our outstanding shares of common stock.

Transfer Agent. The transfer agent for our common stock is Computershare Investor Services LLC. The transfer agent’s address is P.O. Box 505000, Louisville, Kentucky 40233-5000.

Preferred Stock

We may elect to issue shares of our preferred stock from time to time, as described in the applicable prospectus supplement. We may issue shares of preferred stock separately or as a part of units, and any such shares issued as part of units may be attached to or separate from any other securities that are part of those units. Shares of our preferred stock may have dividend, redemption, voting and liquidation rights taking priority over our common stock (but no share of preferred stock may have more than one vote per share), and shares of our preferred stock may be convertible into our common stock.

Our Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series. In addition, our Board of Directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock and to fix the designation, powers (including but not limited to voting powers, if any), preferences and rights of the shares of each series of preferred stock and any qualifications, limitations or restrictions of each series of preferred stock.

Our Restated Articles of Incorporation authorizes our Board of Directors, without further shareholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock, in one or more series. As of the date of this prospectus, no shares of preferred stock have been issued, and 1,000,000 shares of preferred stock are available for issuance.

The particular terms of any series of preferred stock being offered by us under this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock;

•	the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable.

The following description is only a summary of the material provisions that may apply to the preferred stock. If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, the definitive terms will be disclosed in the applicable prospectus supplement. The summary in this prospectus is not complete. You should refer to the applicable Certificate of Amendment to our Restated Articles of Incorporation or certificate of designations, as the case may be, establishing a particular series of preferred stock, in either case which will be filed with the Secretary of State of the State of West Virginia and the SEC in connection with an offering of preferred stock.

Dividend Rights. The preferred stock will be preferred over our common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock) on our common stock will be declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our Board of Directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless another date is set forth in the applicable prospectus supplement relating to the series. Accruals of dividends will not bear interest.

Rights upon Liquidation. The preferred stock will be preferred over our common stock as to assets so that the holders of each series of preferred stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of our common stock or into shares of any other series of our preferred stock to the extent set forth in the applicable prospectus supplement.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class.

Additional Series of Preferred Stock. In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us and not approved by our Board of Directors, it would be possible for our Board of Directors to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. This authority may be limited by applicable law, our Restated Articles of Incorporation, as it may amended or further restated from time to time, and the applicable rules of the stock exchanges upon which the common stock is listed. The consent of our shareholders would not be required for any such issuance of preferred stock.

Transfer Agent and Registrar. The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities:

•	to or through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the common stock, preferred stock, common stock or preferred stock as part of any unit, and common stock or preferred stock issuable upon the exercise, conversion or exchange of other securities, will be passed upon for us by Phillips, Gardill, Kaiser & Altmeyer, PLLC, Wheeling, West Virginia and the validity of the debt securities, depositary shares, warrant agreements, purchase contracts, units and any debt securities or depositary shares issuable upon the conversion of other securities, will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. Denise Knouse-Snyder is a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC and is also on the board of directors of Wesbanco. As of June 1, 2020, the members of Phillips, Gardill, Kaiser & Altmeyer, PLLC beneficially owned 59,751 shares of Wesbanco common stock. K&L Gates LLP from time to time performs legal services for Wesbanco.

EXPERTS

The consolidated financial statements of Wesbanco, Inc. appearing in Wesbanco, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Wesbanco, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Wesbanco, Inc. management’s assessment of the effectiveness of internal control over financial reporting are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Wesbanco, Inc.

$150,000,000

3.75% Fixed-to-Floating Rate Subordinated Notes due 2032

Prospectus Supplement

March 18, 2022

Lead Book-Running Manager

Keefe, Bruyette & Woods

                                 A Stifel Company

Active Book-Running Manager

RBC Capital Markets

Co-Manager

D.A. Davidson & Co.